EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Meghan Stafford (212) 687-8080

Apptis Roddy Young MSLGROUP on behalf of Apptis, Inc. (202) 261-2867

URS TO ACQUIRE FEDERAL IT SERVICES PROVIDER APPTIS HOLDINGS, INC.

Transaction Enables URS to Provide High-Growth Cyber Security
and Cloud Computing Services

Apptis Expected to Expand Opportunities with Existing and New Federal Clients

SAN FRANCISCO, CA and CHANTILLY, VA– April 27, 2011 – URS Corporation (NYSE: URS) and Apptis Holdings, Inc., a leading provider of information technology and communications services to the federal government, announced today that they have signed a definitive agreement under which URS will acquire Apptis for a net purchase price of approximately $260 million in cash.

Apptis, which is majority owned by affiliates of New Mountain Capital and headquartered in Chantilly, Virginia, provides high-end IT services to the U.S. Department of Defense, including all four branches of the military and the Defense Information Systems Agency, and to other federal entities, including the Departments of State, Transportation, Justice, and Homeland Security.  The company has staff of approximately 1,000 seasoned professionals working from offices in 35 states and nine international locations.  In 2010, Apptis had revenues of $298.2 million.

Apptis specializes in high-end professional IT services, which are expected to be among the highest growth areas within the broader federal IT market.  These services include network management, software engineering, IT infrastructure design and implementation, identity

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management, cyber defense and cloud computing technologies.  The company has full range of integrated cyber security capabilities for computer and telephony networks, including engineering support, and communication, intelligence, surveillance and reconnaissance services.  Apptis was an early entrant into the emerging market of cloud computing technologies, which federal agencies are increasingly utilizing to reduce operating costs.

Randall A. Wotring, President of URS’ Federal Services business, said: “By enabling URS to serve the growing need for critical IT services, the addition of Apptis enhances our ability to continue to meet the evolving requirements of our federal customers and other agencies, including the intelligence community.  The company is operationally and financially strong and offers significant growth opportunities.  Apptis will complement the current engineering, construction and technical services that we provide to federal agencies and broaden our opportunities with existing and new clients.”

Mr. Wotring continued, “Apptis plays an important role in helping the military combat cyber threats and in assisting federal agencies with the implementation of IT solutions that increase productivity and efficiency.  We are delighted to add Apptis’ highly skilled team of professionals, approximately 70 percent of whom have DOD clearances, to our business.”

Bert Notini, Chief Executive Officer of Apptis said: “The opportunity to expand and support new projects with URS, providing them with an increasingly critical capability, high-end IT services, is very exciting for Apptis.  This transaction will allow us to rapidly extend our range and depth of leading capabilities to include the full life cycle of services URS offers, to serve our customers in increasingly more significant ways on a global scale.  Most importantly, our employees will benefit by working on larger and more complex projects all around the world.  The landscape for Apptis will be significantly expanded and we welcome the opportunities for new business that will come with it.”

The acquisition is expected to close within approximately sixty days, subject to customary closing conditions and regulatory approvals, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act.  The acquisition does not include the Iron Bow product reseller subsidiary of Apptis, which will continue to operate as an independent, stand-alone company.

About URS

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and

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decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has approximately 47,000 employees in a network of offices in more than 40 countries (www.urs.com).

About Apptis

Combining deep experience in federal government with expertise driving the latest innovative technology advancements, such as Cloud Computing, Apptis has been delivering mission critical IT and communication solutions to federal agencies for over 20 years. Apptis defines, optimizes, and implements IT solutions that help our clients achieve their mission. Apptis’ core capabilities include Software & System Engineering, Enterprise Management, Network Engineering, Information Assurance, and Program Management. Our accomplished IT professionals deliver mission critical IT and infrastructure services around the world anytime, anywhere. Proven. Trusted. Secure. Apptis is privately held with headquarters in Chantilly, VA. (www.apptis.com).

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the timing of and satisfaction of conditions to the acquisition, whether any of the anticipated benefits of the acquisitions will be realized, including future competitive positioning and business synergies, and future economic, business and industry conditions. We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties. A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners' ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; impairment of our goodwill; the impact of changes in laws and regulations; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-K for the period ended December 31, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission. The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

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